EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-159396, 333-151018, 333-108744, 333-121771, and 333-125159, each on Form S-8 of our report dated June 25, 2010, relating to the financial statements of The Warnaco Group, Inc. Employee Savings Plan, appearing in this Annual Report on Form 11-K of The Warnaco Group, Inc. Employee Savings Plan for the year ended December 31, 2009.
/s/ DELOITTE & TOUCHE LLP
New York, New York
June 25, 2010